Generation Bio Appoints Ron Cooper to its Board of Directors

CAMBRIDGE, MASS., February 18, 2021 -- Generation Bio Co. (Nasdaq: GBIO), an innovative genetic medicines company creating a new class of gene therapy, announced today that Ron Cooper has been appointed to its Board of Directors. The appointment is effective March 1, 2021.

Ron Cooper is a global biopharmaceutical executive who currently serves as president, chief executive officer and board member of Albireo Pharma, Inc., a position he has held since June 2015. He has successfully matured Albireo Pharma, Inc. to a clinical-stage public company on the verge of its first drug approval. Prior to joining Albireo Pharma, Inc., Cooper had a 25-year career at Bristol Myers Squibb, during which time he held multiple leadership roles in sales, marketing and general management, culminating in his role as president of Europe.

“We are excited to welcome Ron to our Board of Directors during this critical stage of Generation Bio’s evolution,” said Geoff McDonough, M.D., president and chief executive officer of Generation Bio. “Ron is a highly seasoned and respected life sciences executive, and we look forward to his expertise, engagement and assistance as we advance our work toward the clinic. His global commercial experience and current work in rare diseases will be a great addition to our Board and organization as a whole.”

“First generation gene therapy has both great promise and limitations. Generation Bio’s unique non-viral platform has the potential to significantly expand the reach of gene therapy through redosing and scale,” Cooper stated. “I look forward to joining the Board of this dynamic and growing company that could have a positive impact on patients.”

About Generation Bio

Generation Bio is an innovative genetic medicines company focused on creating a new class of non-viral gene therapy to provide durable, redosable treatments for people living with rare and prevalent diseases. The company’s non-viral platform incorporates a proprietary, high-capacity DNA construct called closed-ended DNA, or ceDNA; a cell-targeted lipid nanoparticle delivery system, or ctLNP; and an established, scalable capsid-free manufacturing process. The platform is designed to enable multi-year durability from a single dose of ceDNA and to allow titration and redosing if needed. The ctLNP is designed to deliver large genetic payloads, including multiple genes, to specific tissues to address a wide range of indications. The company’s efficient, scalable manufacturing process supports Generation Bio’s mission to extend the reach of gene therapy to more people, living with more diseases, in more places around the world.

For more information, please visit www.generationbio.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about our strategic plans or objectives, our technology platforms, our research and clinical development plans, and other statements containing the words

“believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties inherent in the identification and development of product candidates, including the conduct of research activities, the initiation and completion of preclinical studies and clinical trials and clinical development of the Company’s product candidates; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; expectations for regulatory approvals to conduct trials or to market products; challenges in the manufacture of genetic medicine products; the Company’s ability to obtain sufficient cash resources to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; and the impact of the COVID-19 pandemic on the Company’s business and operations; as well as the other risks and uncertainties set forth in the “Risk Factors” section of our most recent quarterly report on Form 10-Q, which is on file with the Securities and Exchange Commission, and in subsequent filings the Company may make with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date on which they were made.

Contacts:

Investors
Maren Killackey
Generation Bio
541-646-2420
mkillackey@generationbio.com

Media

Alicia Webb

Generation Bio

847-254-4275

awebb@generationbio.com

Stephanie Simon

Ten Bridge Communications

617-581-9333

stephanie@tenbridgecommunications.com